UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 11, 2018

Date of Report (Date of earliest event reported)

GREENBOX POS LLC

(Exact name of registrant as specified in its charter)

NEVADA	001-3429	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2305 Historic Decatur Rd., Suite 100 San Diego, CA	92106
(Address of principal executive offices)	(Zip Code)

(213) 625-1200

Registrant’s telephone number, including area code

ASAP Expo, Inc.

9436 Jacob Lane

Rosemead, CA 91770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry Into A Material Definitive Agreement

On April 11, 2018, the Company entered into an Asset Purchase Agreement whereby it would assign all of its assets to an affiliated entity, ASAP Property Holdings, Inc., a California corporation owned and operated by Frank Yuan (“ASAP Property Holdings”) in consideration of an assumption of all of the Company’s liabilities.

Item 2.01     Completion of Acquisition or Disposition of Assets

On April 12, 2018, the Company completed its contemplated assignment of all of the assets owned by the Company to ASAP Property Holdings, and assumption of all of the liabilities to which the Company is subject pursuant to the terms of that certain Asset Purchase Agreement dated April 11, 2018, with ASAP Property Holdings.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

99.1 Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GreenBox POS LLC

Date: September 5, 2018	By:	/s/ Ben Errez
Ben Errez
Chairman